                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY




                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         ANADARKO PETROLEUM CORPORATION
                                  ("Anadarko"),

                               DAKOTA MERGER CORP.
                  a wholly owned direct subsidiary of Anadarko
                                  ("Subcorp"),



                                       and



                       UNION PACIFIC RESOURCES GROUP INC.
                                     ("UPR")










                                  April 2, 2000

                                TABLE OF CONTENTS

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                                                                                                              PAGE
PRELIMINARY STATEMENTS.........................................................................................1
AGREEMENT            ..........................................................................................1
ARTICLE I.           THE MERGER................................................................................1
         1.1      The Merger...................................................................................1
         1.2      Effective Time...............................................................................2
         1.3      Effects of the Merger........................................................................2
         1.4      Articles of Incorporation and By-laws........................................................2
         1.5      Directors and Officers of the Surviving Corporation..........................................2
         1.6      Additional Actions...........................................................................2
ARTICLE II.          CONVERSION OF SECURITIES..................................................................3
         2.1      Conversion of Capital Stock..................................................................3
         2.2      Exchange Ratio; Fractional Shares; Adjustments...............................................3
         2.3      Exchange of Certificates.....................................................................4
                      (a)      Exchange Agent..................................................................4
                      (b)      Exchange Procedures.............................................................4
                      (c)      Distributions with Respect to Unexchanged Shares................................5
                      (d)      No Further Ownership Rights in UPR Common Stock.................................5
                      (e)      Termination of Exchange Fund....................................................5
                      (f)      No Liability....................................................................6
                      (g)      Investment of Exchange Fund.....................................................6
                      (h)      Withholding Rights..............................................................6
         2.4      Treatment of Stock Options...................................................................6
ARTICLE III.         REPRESENTATIONS AND WARRANTIES OF ANADARKO AND
                     SUBCORP...................................................................................7
         3.1      Organization and Standing....................................................................7
         3.2      Subsidiaries and Investments.................................................................8
         3.3      Corporate Power and Authority................................................................8
         3.4      Capitalization of Anadarko and Subcorp.......................................................8
         3.5      Conflicts; Consents and Approval.............................................................9
         3.6      Brokerage and Finder's Fees.................................................................10
         3.7      Reorganization..............................................................................10
         3.8      No Material Adverse Change..................................................................10
         3.9      Anadarko SEC Documents......................................................................10
         3.10     Taxes.......................................................................................11
         3.11     Compliance with Law.........................................................................13
         3.12     Registration Statement; Joint Proxy Statement...............................................13
         3.13     Litigation..................................................................................13
         3.14     Anadarko Employee Benefit Plans.............................................................14
         3.15     Contracts...................................................................................17
         3.16     Labor Matters...............................................................................18
         3.17     Undisclosed Liabilities.....................................................................18
         3.18     Permits; Compliance.........................................................................18

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
         3.19     Environmental Matters.......................................................................18
         3.20     Opinion of Financial Advisor................................................................19
         3.21     Board Recommendation; Required Vote.........................................................19
         3.22     State Takeover Laws; Rights Agreement.......................................................19
ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF UPR....................................................20
         4.1      Organization and Standing...................................................................20
         4.2      Subsidiaries and Investments................................................................20
         4.3      Corporate Power and Authority...............................................................21
         4.4      Capitalization of UPR.......................................................................21
         4.5      Conflicts; Consents and Approvals...........................................................22
         4.6      Brokerage and Finder's Fees.................................................................22
         4.7      Reorganization..............................................................................22
         4.8      No Material Adverse Change..................................................................22
         4.9      UPR SEC Documents...........................................................................23
         4.10     Taxes.......................................................................................23
         4.11     Compliance with Law.........................................................................25
         4.12     Registration Statement; Joint Proxy Statement...............................................25
         4.13     Litigation..................................................................................25
         4.14     UPR Employee Benefit Plans..................................................................25
         4.15     Contracts...................................................................................29
         4.16     Labor Matters...............................................................................29
         4.17     Undisclosed Liabilities.....................................................................29
         4.18     Permits; Compliance.........................................................................29
         4.19     Environmental Matters.......................................................................30
         4.20     Opinion of Financial Advisor................................................................30
         4.21     Board Recommendation; Required Vote.........................................................30
         4.22     State Takeover Laws; Rights Agreement.......................................................30
ARTICLE V.           COVENANTS OF THE PARTIES.................................................................31
         5.1      Mutual Covenants............................................................................31
                      (a)      HSR Act Filings; Reasonable Efforts; Notification..............................31
                      (b)      Tax-Free Treatment.............................................................33
                      (c)      Public Announcements...........................................................33
                      (d)      Farmouts.......................................................................33
         5.2      Covenants of Anadarko.......................................................................33
                      (a)      Anadarko Stockholders Meeting..................................................33
                      (b)      Preparation of Registration Statement..........................................33
                      (c)      Conduct of Anadarko's Operations...............................................34
                      (d)      No Solicitation................................................................37
                      (e)      Indemnification; Directors' and Officers' Insurance............................38
                      (f)      NYSE Listing...................................................................39
                      (g)      Access.........................................................................39
                      (h)      Board of Directors of Anadarko.................................................39
                      (i)      Subsequent Financial Statements................................................39
                      (j)      Employees and Employee Benefits................................................39
         5.3      Covenants of UPR............................................................................40
                      (a)      UPR Stockholders Meeting.......................................................40

                      (b)      Information for the Registration Statement and Preparation of
                                 Joint Proxy Statement........................................................41
                      (c)      Conduct of UPR's Operations....................................................41
                      (d)      No Solicitation................................................................44
                      (e)      Affiliates of UPR..............................................................45
                      (f)      Access.........................................................................45
                      (g)      Subsequent Financial Statements................................................46
ARTICLE VI.          CONDITIONS...............................................................................46
         6.1      Conditions to the Obligations of Each Party.................................................46
         6.2      Conditions to Obligations of UPR............................................................47
         6.3      Conditions to Obligations of Anadarko and Subcorp...........................................47
ARTICLE VII.         TERMINATION AND AMENDMENT................................................................48
         7.1      Termination by Mutual Consent...............................................................48
         7.2      Termination by UPR or Anadarko..............................................................48
         7.3      Termination by Anadarko.....................................................................49
         7.4      Termination by UPR..........................................................................49
         7.5      Effect of Termination.......................................................................50
         7.6      Amendment...................................................................................51
         7.7      Extension; Waiver...........................................................................51
ARTICLE VIII.        MISCELLANEOUS............................................................................52
         8.1      Survival of Representations and Warranties..................................................52
         8.2      Notices.....................................................................................52
         8.3      Interpretation..............................................................................53
         8.4      Counterparts................................................................................53
         8.5      Entire Agreement............................................................................53
         8.6      Third-Party Beneficiaries...................................................................54
         8.7      Governing Law...............................................................................54
         8.8      Consent to Jurisdiction; Venue..............................................................54
         8.9      Specific Performance........................................................................54
         8.10     Assignment..................................................................................54
         8.11     Expenses....................................................................................54

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 2nd day of April, 2000, by and among Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Anadarko ("Subcorp"), and Union Pacific Resources Group Inc., a Utah corporation ("UPR").


                             PRELIMINARY STATEMENTS

                  A. The Board of Directors of Anadarko has determined that the merger of Subcorp with and into UPR, with UPR as the surviving corporation (the "Merger"), pursuant to which each share of UPR Common Stock (as defined in
Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive Anadarko Common Shares (as defined in Section 3.4(a)) as more fully provided herein, is consistent with and in furtherance of the long-term business strategy of Anadarko and Anadarko desires to combine its businesses with the businesses operated by UPR.

                  B. The Board of Directors of UPR has determined that the Merger is consistent with and in furtherance of the long-term business strategy of UPR and UPR desires to combine its businesses with the businesses operated by Anadarko and for the holders of shares of UPR Common Stock ("UPR Stockholders") to have a continuing equity interest in the combined Anadarko/UPR businesses through the ownership of Anadarko Common Shares.

                  C. The parties intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

                  D. The respective Boards of Directors of Anadarko, Subcorp and UPR have determined the Merger in the manner contemplated herein to be desirable and in the best interests of their respective shareholders, and, by resolutions duly adopted, have approved and adopted this Agreement.


                                    AGREEMENT

                  Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

                  1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Utah Revised Business Corporation Act (the "UBCA"), Subcorp shall be merged with and into UPR at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and UPR shall continue its existence under the laws of the State of Utah. UPR, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

                  1.2 Effective Time. As promptly as possible on the Closing Date (as defined below), the parties hereto shall cause the Merger to be consummated by filing with the Division of Corporations and Commercial Code of the State of Utah (the "Utah Division") articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with Section 16-10a-1105 of the UBCA. The Merger shall become effective (the "Effective Time") when the Articles of Merger have been filed with the Utah Division or at such later time as shall be agreed upon by Anadarko and UPR and specified in the Articles of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the principal business offices of Anadarko, or such other place as the parties hereto may agree as soon as practicable (but in any event within three business days) following the date upon which all conditions set forth in Article VI have been satisfied or waived, or at such other date as Anadarko and UPR may agree; provided, that the conditions set forth in Article VI have been satisfied or waived at or prior to such date. The date on which the Closing takes place is referred to herein as the "Closing Date."

                  1.3 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in Section 16-10a-1106 of the UBCA.

                  1.4 Articles of Incorporation and By-laws. The Articles of Merger shall provide that at the Effective Time (i) the Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain the provisions, and only the provisions, contained immediately prior thereto in the Articles of Incorporation of Subcorp, except for Article I thereof, which shall continue to read "The name of the corporation is `UNION PACIFIC RESOURCES GROUP INC.'", and (ii) the By-laws of Subcorp in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation; in each case, until amended in accordance with the UBCA.

                  1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the officers of UPR shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified. On or prior to the Closing Date, UPR shall deliver to Anadarko evidence satisfactory to Anadarko of the resignations of the directors of UPR, such resignations to be effective as of the Effective Time.

                  1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of UPR, or (b) otherwise carry out the provisions of this Agreement, UPR and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the provisions of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of UPR or otherwise to take any and all such action.

                                   ARTICLE II.

                            CONVERSION OF SECURITIES

                  2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Anadarko, Subcorp or UPR or their respective shareholders:

                  (a) Each share of common stock of Subcorp ("Subcorp Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Such newly issued shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                  (b) Subject to the other provisions of this Article II, each share of UPR Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and represent a number of Anadarko Common Shares equal to the Exchange Ratio.

                  (c) Each share of capital stock of UPR held by UPR shall be cancelled and retired and no payment shall be made in respect thereof.

                  2.2 Exchange Ratio; Fractional Shares; Adjustments.

                  (a) The "Exchange Ratio" shall be equal to 0.4550.

                  (b) No certificates for fractional Anadarko Common Shares shall be issued as a result of the conversion provided for in Section 2.1(b) and such fractional share interests will not entitle the owner thereof to vote or have any rights of an Anadarko Stockholder (as defined in Section 3.3) or a holder of Anadarko Common Shares.

                  (c) In lieu of any such fractional Anadarko Common Shares, the holder of a certificate previously evidencing UPR Common Stock, upon presentation of such fractional interest represented by an appropriate certificate for UPR Common Stock to the Exchange Agent (as defined in Section 2.3(a)) pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Anadarko Common Shares as reported on the New York Stock Exchange ("NYSE") Composite Tape ("NYSE Composite Tape") on the last full trading day immediately prior to the Closing Date) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of UPR Common Stock shall be surrendered for the account of the same holder, the number of Anadarko Common Shares for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered.

                  (d) In the event that, prior to the Effective Time, Anadarko shall declare a stock dividend or other distribution payable in Anadarko Common Shares or securities convertible into Anadarko Common Shares, or effect a stock split, reclassification, combination or other change with respect to Anadarko Common Shares, the Exchange Ratio set forth in this Section 2.2 shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

                  2.3 Exchange of Certificates.

                  (a) Exchange Agent. Promptly following the Effective Time, Anadarko shall deposit with ChaseMellon Shareholder Services, L.L.C. or such other exchange agent as may be designated by Anadarko (the "Exchange Agent"), for the benefit of UPR Stockholders, for exchange in accordance with this
Section 2.3, certificates representing Anadarko Common Shares issuable pursuant to Section 2.1 in exchange for outstanding shares of UPR Common Stock and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such Anadarko Common Shares and cash, together with any dividends or distributions with respect thereto, the "Exchange Fund").

                  (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of UPR Common Stock whose shares were converted into the right to receive Anadarko Common Shares pursuant to
Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other customary provisions as Anadarko may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing Anadarko Common Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of Anadarko Common Shares which such holder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request and (ii) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax. The shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of UPR Common Stock. In the event of a transfer of ownership of shares of UPR Common Stock that is not registered on the transfer records of UPR, a certificate representing the proper number of Anadarko Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of UPR Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing Anadarko Common Shares and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Anadarko, the posting by such person of a bond in such reasonable amount as Anadarko may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, a certificate representing the proper number of Anadarko Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of UPR Common Stock formerly represented thereby, and unpaid dividends and distributions on Anadarko Common Shares, if any, as provided in this Article II.

                  (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Anadarko Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Laws (as defined in Section 3.11), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Anadarko Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Anadarko Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Anadarko Common Shares, less the amount of any withholding taxes which may be required thereon.

                  (d) No Further Ownership Rights in UPR Common Stock. All Anadarko Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of UPR Common Stock represented thereby, and, as of the Effective Time, the stock transfer books of UPR shall be closed and there shall be no further registration of transfers on the stock transfer books of UPR of shares of UPR Common Stock outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3. Certificates surrendered for exchange by any person constituting an "affiliate" of UPR for purposes of Rule 145(c) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged until Anadarko has received written undertakings from such person in the form attached as Exhibit A to this Agreement.

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to UPR Stockholders six months after the date of the mailing required by Section 2.3(b) shall be delivered to Anadarko, upon demand thereby, and holders of Certificates previously representing shares of UPR Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Anadarko for payment of any claim to Anadarko

Common Shares, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

                  (f) No Liability. None of Anadarko, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of UPR Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of UPR Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.4(d)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Laws, become the property of Anadarko, free and clear of all claims or interest of any person previously entitled thereto.

                  (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Anadarko, on a daily basis. Any interest and other income resulting from such investments shall be paid to Anadarko upon termination of the Exchange Fund pursuant to Section 2.3(e).

                  (h) Withholding Rights. Each of the Surviving Corporation and Anadarko shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of UPR Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Anadarko, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of UPR Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Anadarko, as the case may be.

                  2.4 Treatment of Stock Options.

                  (a) Prior to the Effective Time, Anadarko and UPR shall take all such actions as may be necessary to cause each unexpired and unexercised outstanding option granted or issued under stock option plans of UPR in effect on the date hereof (each, a "UPR Option") to be automatically converted at the Effective Time into an option (a "Anadarko Exchange Option") to purchase that number of Anadarko Common Shares equal to the number of shares of UPR Common Stock subject to the UPR Option immediately prior to the Effective Time (without regard to any actual restrictions on exerciseability) multiplied by the Exchange Ratio (and rounded to the nearest share), with an exercise price per share equal to the exercise price per share that existed under the corresponding UPR Option divided by the Exchange Ratio (and rounded to the nearest cent), and with other terms and conditions that are the same as the terms and conditions of such UPR Option immediately before the Effective Time provided, that Anadarko shall equitably adjust the applicable performance target under any UPR Option that contains performance targets; provided further that, with respect to any UPR Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of
Section 424(a) of the Code.

                  (b) In connection with the issuance of Anadarko Exchange Options, Anadarko shall (i) reserve for issuance the number of Anadarko Common Shares that will become subject to Anadarko Exchange Options pursuant to this
Section 2.4 and (ii) from and after the Effective Time, upon exercise of Anadarko Exchange Options, make available for issuance all Anadarko Common Shares covered thereby, subject to the terms and conditions applicable thereto.

                  (c) Anadarko agrees to use its reasonable efforts to file with the Securities and Exchange Commission (the "Commission") within 30 days after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act to register Anadarko Common Shares issuable upon exercise of the Anadarko Exchange Options and to use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options and rights. Prior to the Effective Time, the Board of Directors of Anadarko, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the Commission so that the acquisition by any officer or director of Anadarko who may become a covered person of UPR for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act") and the rules and regulations thereunder ("Section 16") of Anadarko Common Shares or options to acquire Anadarko Common Shares pursuant to this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

                                  ARTICLE III.

             REPRESENTATIONS AND WARRANTIES OF ANADARKO AND SUBCORP

                  In order to induce UPR to enter into this Agreement, Anadarko and Subcorp hereby represent and warrant to UPR that the statements contained in this Article III are true, correct and complete.

                  3.1 Organization and Standing. Each of Anadarko and Subcorp is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of Anadarko and Subcorp, and each subsidiary of Anadarko, is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect (as defined in Section 8.3) on Anadarko or Subcorp, as the case may be. Anadarko is not in default in the performance, observance or fulfillment of any provision of the Anadarko Restated Certificate of Incorporation, as amended (the "Anadarko Certificate"), or the Anadarko By-Laws, as amended (the "Anadarko By-Laws"), and Subcorp is not in default in the performance, observance or fulfillment of any provisions of its Articles of Incorporation or By-laws. Anadarko has heretofore furnished to UPR a complete and correct copy of (i) the

Anadarko Certificate and the Anadarko By-Laws, each as in effect as of the date of this Agreement, and (ii) the Articles of Incorporation of Subcorp and the By-laws of Subcorp.

                  3.2 Subsidiaries and Investments. Anadarko does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries, as set forth in Section 3.2 to the disclosure schedule delivered by Anadarko to UPR and dated the date hereof (the "Anadarko Disclosure Schedule"), Anadarko owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of Anadarko's subsidiaries. Each of the outstanding shares of capital stock of each of Anadarko's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Anadarko free and clear of all liens, pledges, security interests, claims or other encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Anadarko, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of Anadarko, and neither Anadarko nor any subsidiary of Anadarko has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiary of Anadarko or any predecessor thereof.

                  3.3 Corporate Power and Authority. Each of Anadarko and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, subject to approval of the issuance of Anadarko Common Shares issuable in the Merger and the transactions contemplated hereby by the holders of Anadarko Common Shares (the "Anadarko Stockholders") (the "Share Issuance"), to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Anadarko and Subcorp have been duly authorized by all necessary corporate action on the part of each of Anadarko and Subcorp, subject to approval by the Anadarko Stockholders of the Share Issuance. This Agreement has been duly executed and delivered by each of Anadarko and Subcorp, and constitutes the legal, valid and binding obligation of each of Subcorp and Anadarko enforceable against each of them in accordance with its terms.

                  3.4 Capitalization of Anadarko and Subcorp.

                  (a) As of March 31, 2000, Anadarko's authorized capital stock consisted solely of (A) 300,000,000 shares of common stock, $0.10 par value ("Anadarko Common Shares"), of which (i) 130,079,024 shares were issued and outstanding, (ii) no shares were issued and held in treasury (which does not include Anadarko Common Shares reserved for issuance as set forth in clause
(iii)), (iii) 26,106,400 shares were reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Anadarko and (iv) 25,885,726 Anadarko Common Shares were reserved for future issuance under the Stock Option Agreement dated April 2, 2000, between UPR and Anadarko (the "Anadarko Stock Option Agreement"), and (B) 2,000,000 shares of Preferred Stock, $1.00 par value, of which (i) 200,000 shares of 5.46% Series B Cumulative Preferred Stock were issued and outstanding and (ii) 200,000 shares have been designated as Series C Junior Participating Preferred Stock were reserved for issuance pursuant to the rights issued under the Agreement, dated as of October 29, 1998, between Anadarko and the Chase Manhattan Bank, as rights agent (the "Anadarko Rights Agreement"). Each outstanding share of Anadarko capital stock is, and all Anadarko Common Shares to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Anadarko capital stock has not been, and all Anadarko Common Shares to be issued in connection with the Merger will not be, issued in violation of any preemptive or similar rights. As of the date hereof, other than as set forth in the first sentence hereof, in Section
3.4 to the Anadarko Disclosure Schedule or as contemplated by the Anadarko Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase, transfer or registration by Anadarko of any equity securities of Anadarko, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of Anadarko and Anadarko has no obligation of any kind to issue any additional securities. The issuance and sale of all of the shares of capital stock described in this Section 3.3(a) have been in compliance with federal and state securities laws. The Anadarko Common Shares (including those Anadarko Common Shares to be issued in the Merger) are registered under the Exchange Act. Other than pursuant to the Anadarko Stock Option Agreement, Anadarko has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity (which rights are currently exerciseable).

                  (b) Subcorp's authorized capital stock consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date hereof, 100 shares were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Subcorp Common Stock are owned free and clear of any liens, claims or encumbrances by Anadarko.

                  3.5 Conflicts; Consents and Approval. Neither the execution and delivery of this Agreement by Anadarko or Subcorp, or the Anadarko Stock Option Agreement by Anadarko, nor the consummation of the transactions contemplated hereby will:

                  (a) conflict with, or result in a breach of any provision of the Anadarko Certificate or the Anadarko By-laws or the Articles of Incorporation or By-laws of Subcorp;

                  (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Anadarko or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Anadarko or any of its subsidiaries is a party;

                  (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Anadarko or any of its subsidiaries or any of their respective properties or assets; or

                  (d) require any action or consent or approval of, or review by, or registration or filing by Anadarko or any of its affiliates with, any third party or any local, domestic, foreign or multi-national court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than (i) approval by the Anadarko Stockholders of the Share Issuance, (ii) authorization for inclusion of the Anadarko Common Shares to be issued in the Merger and the transactions contemplated hereby on the NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations thereunder, the "HSR Act"), (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, or (v) consents or approvals of any Governmental Authority set forth in Section 3.5 to the Anadarko Disclosure Schedule;

except in the case of clauses (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

                  3.6 Brokerage and Finder's Fees. Except as set forth in
Section 3.6 to the Anadarko Disclosure Schedule, neither Anadarko nor any stockholder, director, officer or employee thereof has incurred or will incur on behalf of Anadarko any financial advisory, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Copies of all agreements relating to such obligations have been provided to UPR.

                  3.7 Reorganization. To the knowledge of Anadarko and Subcorp, neither Anadarko nor Subcorp, nor any of their affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by UPR or any of its affiliates) would prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

                  3.8 No Material Adverse Change. Except as disclosed in the Anadarko SEC Documents filed prior to the date of this Agreement, since January 1, 2000, there has been no material adverse change in the business, assets, liabilities, results of operations, financial condition or prospects of Anadarko and its subsidiaries taken as a whole, or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of Anadarko to consummate the transactions contemplated hereby.

                  3.9 Anadarko SEC Documents. Anadarko has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Anadarko SEC Documents"). The Anadarko SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any Anadarko SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Anadarko included in the Anadarko SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Anadarko SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Anadarko and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of Anadarko is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

                  3.10 Taxes.

                  (a) Anadarko and its subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax Returns (as defined below) (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Anadarko or its subsidiaries prior to the date hereof. All of the foregoing Tax Returns and reports are true and correct (except for such inaccuracies that are, individually or in the aggregate, immaterial), and Anadarko and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes (as defined below), interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Except as set forth in Section
3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither Anadarko nor any of its subsidiaries is delinquent in the payment of any material Tax. Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. No deficiencies for any material Tax have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against Anadarko or any of its subsidiaries for which there are not adequate reserves. Neither Anadarko nor any of its subsidiaries is the subject of any currently ongoing Tax audit except for those that are, individually or in the aggregate, immaterial. There are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to material Taxes upon any of the properties or assets, real or personal, tangible or intangible of Anadarko or any of its subsidiaries (other than liens for Taxes not yet due). To the knowledge of Anadarko, no claim has ever been made in writing by an authority in a jurisdiction where none of Anadarko and its subsidiaries files Tax Returns that Anadarko or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither Anadarko nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

                  (b) Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Except as set forth in Section 3.10 to the Anadarko Disclosure Schedule, neither Anadarko nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Anadarko or any of its subsidiaries that
(i) requires Anadarko or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Anadarko or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Anadarko or any of its subsidiaries, from any other person.

                  (c) Anadarko and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (d) Neither Anadarko nor any of its subsidiaries is responsible for any material Taxes of any other person (other than that of Anadarko and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, by contract, or otherwise.

                  (e) Neither Anadarko nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
(i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the date of the Effective Time) or
(ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (f) "Tax Returns" means returns, reports and forms required to be filed with any Governmental Authority of the United States or any other jurisdiction responsible for the imposition or collection of Taxes.

                  (g) "Taxes" means (i) all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise, or property taxes, together with any interest or penalties imposed with respect thereto and (ii) any obligations under any agreements or arrangements with respect to any taxes described in clause (i) above.

                  3.11 Compliance with Law. Anadarko is in compliance, and at all times since January 1, 1997 has been in compliance, with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Laws") relating to Anadarko or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Anadarko. Except as set forth in Section 3.11 to the Anadarko Disclosure Schedule, to the knowledge of Anadarko, no investigation or review by any Governmental Authority with respect to Anadarko or its subsidiaries is pending or threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on Anadarko.

                  3.12 Registration Statement; Joint Proxy Statement. None of the information provided by Anadarko for inclusion in the registration statement on Form S-4 (such registration statement as amended, supplemented or modified, the "Registration Statement") to be filed with the Commission by Anadarko under the Securities Act, including the prospectus relating to Anadarko Common Shares to be issued in the Merger (as amended, supplemented or modified, the "Prospectus") and the joint proxy statement and form of proxies relating to the vote of UPR Stockholders with respect to the Merger and the vote of Anadarko Stockholders with respect to the Share Issuance (as amended, supplemented or modified, the "Joint Proxy Statement"), at the time the Registration Statement becomes effective or, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the UPR Stockholders Meeting (as defined in Section 5.3(a)) or the Anadarko Stockholders Meeting (as defined in Section 5.2(a)) to consider the Merger and the transactions contemplated thereby, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to UPR or its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                  3.13 Litigation. Except as set forth in Section 3.13 to the Anadarko Disclosure Schedule, there is no suit, claim, action, proceeding, hearing, notice of violation, demand letter or investigation (an "Action") pending or, to the knowledge of Anadarko (or its executive officers or directors), threatened against Anadarko or any executive officer or director of Anadarko that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of Anadarko to consummate the transactions contemplated hereby. Anadarko is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on Anadarko or a material adverse effect on the ability of Anadarko to consummate the transactions contemplated hereby.

                  3.14 Anadarko Employee Benefit Plans.

                  (a) For purposes of this Agreement, the following terms have the definitions given below:

                  "Anadarko Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Anadarko Employee Benefit Plans listed in Section
         3.14 of the Anadarko Disclosure Schedule.

                  "Anadarko Employee Benefit Plans" means any Anadarko Employee Benefit Plans, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of Anadarko or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by Anadarko or any of its subsidiaries or to which Anadarko or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

                  "Anadarko Employment Agreement" means a contract, offer letter or agreement of Anadarko or any subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which Anadarko or any subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

                  "Anadarko Material Employment Agreement" means an Anadarko Employment Agreement pursuant to which Anadarko or any subsidiary has or could have any obligation to provide compensation and/or benefits (including without limitation severance pay or benefits) in an amount or having a value in excess of $100,000 per year or $500,000 in the aggregate.

                  "Anadarko Plan" means any Anadarko Employee Benefit Plans other than a Multiemployer Plan.

                  "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
         Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                  "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  (a) Section 3.14(a) to the Anadarko Disclosure Schedule includes a complete list of all material Anadarko Employee Benefit Plans and all Anadarko Material Employment Agreements.

                  (b) With respect to each Anadarko Plan, Anadarko has delivered or made available to UPR a true, correct and complete copy of: (i) each writing constituting a part of such Anadarko Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. Anadarko has delivered or made available to UPR a true, complete and correct copy of each Anadarko Material Employment Agreement. Except as specifically provided in the foregoing documents delivered or made available to UPR, there are no amendments to any Anadarko Plan or Anadarko Material Employment Agreement that have been adopted or approved nor has Anadarko or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Anadarko Plan or Anadarko Material Employment Agreement.

                  (c) Section 3.14(c) to the Anadarko Disclosure Schedule identifies each Anadarko Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Anadarko Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Anadarko Qualified Plan and the related trust that has not been revoked, and there are no circumstances and, to the knowledge of Anadarko, no events have occurred that could adversely affect the qualified status of any Anadarko Qualified Plan or the related trust. Section 3.14(c) to the Anadarko Disclosure Schedule identifies each Anadarko Plan which is intended to meet the requirements of Code Section 501(c)(9), and each such plan meets such requirements.

                  (d) All material contributions required to be made to any Anadarko Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Anadarko Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, either (i) have been fully reflected on the financial statements included in the Anadarko SEC Documents, or
(ii) items omitted from the Anadarko SEC Documents could not reasonably be expected to have a Material Adverse Effect on Anadarko. Each Anadarko Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

                  (e) Except as set forth in Section 3.13(e) to the Anadarko Disclosure Schedule, with respect to each Anadarko Employee Benefit Plan, Anadarko and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such Anadarko Employee Benefit Plans and each Anadarko Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor, to the knowledge of Anadarko, do any circumstances currently exist that could give rise to, any requirement for the posting of security with respect to an Anadarko Plan or the imposition of any lien on the assets of Anadarko or any of its subsidiaries under ERISA or the Code.

                  (f) With respect to each Anadarko Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iii) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Anadarko or any of its subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such Anadarko Plan and, to Anadarko's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Anadarko Plan.

                  (g) (i) No Anadarko Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"); (ii) none of Anadarko and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of Anadarko and its subsidiaries nor any of their respective ERISA Affiliates has incurred any material Withdrawal Liability that has not been satisfied in full. With respect to each Anadarko Plan that is a Multiemployer Plan: (i) if Anadarko or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no material Withdrawal Liability would be incurred; and (ii) none of Anadarko and its subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor does Anadarko have any knowledge, that any such Anadarko Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

                  (h) There does not now exist, nor, to the knowledge of Anadarko, do any circumstances exist that could reasonably be expected to result in, any material Anadarko Controlled Group Liability that would be a liability of Anadarko or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither Anadarko nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

                  (i) Section 3.14(i) to the Anadarko Disclosure Schedule sets forth a list of each Anadarko Employment Agreement under which the execution and delivery of this

Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer or director of Anadarko or any of its subsidiaries, or could limit the right of Anadarko or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Anadarko Employee Benefit Plan or related trust or any Anadarko Material Employment Agreement or related trust.

                  (j) None of Anadarko and its subsidiaries nor, to the knowledge of Anadarko, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Anadarko Employee Benefit Plans or their related trusts, Anadarko, any of its subsidiaries or any person that Anadarko or any of its subsidiaries has an obligation to indemnify, to any material tax or material penalty imposed under Section 4975 of the Code or
Section 502 of ERISA.

                  (k) Except as set forth in Section 3.14(k) to the Anadarko Disclosure Schedule, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to Anadarko's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Anadarko Plans, any fiduciaries thereof with respect to their duties to the Anadarko Plans or the assets of any of the trusts under any of the Anadarko Plans which could reasonably be expected to result in any material liability of Anadarko or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Anadarko Plan or any participant in an Anadarko Plan.

                  (l) Anadarko, its subsidiaries and each member of their respective business enterprises have in all material respects complied with the Worker Adjustment and Retraining Notification Act and in all material respects, with all similar state, local and foreign laws.

                  (m) All Anadarko Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and
(iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions.

                  3.15 Contracts. All written or oral contracts, agreements, guarantees, leases and executory commitments other than Anadarko Plans to which Anadarko or its subsidiaries is a party or by which its assets are bound which are material to Anadarko (each an "Anadarko Contract"), are valid and binding obligations of Anadarko and, to the knowledge of Anadarko, the valid and binding obligation of each other party thereto except such Anadarko Contracts that if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on Anadarko. Neither Anadarko nor, to the knowledge of Anadarko, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such Anadarko Contract except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Material Adverse Effect on Anadarko.

                  3.16 Labor Matters. Anadarko does not have any labor contracts or collective bargaining agreements with any persons employed by Anadarko or any persons otherwise performing services primarily for Anadarko. There is no labor strike, dispute or stoppage pending or, to the knowledge of Anadarko, threatened against Anadarko, and Anadarko has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since January 1, 1998. To the knowledge of Anadarko, since January 1, 1998, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of Anadarko or any of its subsidiaries.

                  3.17 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Anadarko as of December 31, 1999 included in the Anadarko SEC Documents, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, Anadarko does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on Anadarko.

                  3.18 Permits; Compliance. Anadarko is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Anadarko Permits"), and there is no Action pending or, to the knowledge of Anadarko, threatened regarding any of the Anadarko Permits. Anadarko is not in conflict with, or in default or violation of any of the Anadarko Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Anadarko.

                  3.19 Environmental Matters. Except as disclosed in the Anadarko SEC Documents, (i) the properties, operations and activities of Anadarko and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below) and all past noncompliance of Anadarko or any Anadarko subsidiary with any Environmental Laws or Environmental Permits (as defined below), has been resolved without any pending, ongoing or future obligation, cost or liability; (ii) Anadarko and its subsidiaries and the properties and operations of Anadarko and its subsidiaries are not subject to any existing, pending or, to the knowledge of Anadarko, threatened Action by or before any court or Governmental Authority under any Environmental Law; (iii) except as allowed by Environmental Permits or Environmental Laws, there has been no release of any hazardous substance, pollutant or contaminant into the environment by Anadarko or its subsidiaries or in connection with their properties or operations; and (iv) except as allowed by Environmental Permits or Environmental Laws, there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of Anadarko and its subsidiaries, in each case, other than those matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Anadarko. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution, or protection of human health from Hazardous Materials (as defined below) or the environment

(including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. "Environmental Permit" means any permit, approval, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  3.20 Opinion of Financial Advisor. Anadarko has received the written opinion of Credit Suisse First Boston Corporation, its financial advisor (the "Anadarko Financial Advisor"), to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to Anadarko from a financial point of view. Anadarko has heretofore provided copies of such opinion to UPR and such opinion has not been withdrawn or revoked or modified in any material respect.

                  3.21 Board Recommendation; Required Vote. The Board of Directors of Anadarko, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Anadarko Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of Anadarko and the Anadarko Stockholders, and
(ii) resolved to recommend that the Anadarko Stockholders approve and authorize the Share Issuance and the Anadarko Board Amendment (as defined in Section 5.2(h)) (the "Anadarko Board Recommendation"). The affirmative vote of holders of a majority of the Anadarko Common Shares present and voting at the Anadarko Stockholders Meeting to approve the Share Issuance and the affirmative vote of holders of 80% of the outstanding Anadarko Common Shares to approve the Anadarko Board Amendment are the only votes of the Anadarko Stockholders necessary to adopt this Agreement and approve the transactions contemplated hereby.

                  3.22 State Takeover Laws; Rights Agreement. Prior to the execution of this Agreement, the Board of Directors of Anadarko has taken all action necessary to exempt under or make not subject to any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, and the Anadarko Stock Option Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and by the Anadarko Stock Option Agreement. The Anadarko Rights Agreement has been amended so that UPR is exempt from the definition of "Acquiring Person" contained in the Anadarko Rights Agreement and no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Anadarko Rights Agreement) will occur as a result of the execution of the Anadarko Stock Option Agreement or the acquisition or transfer of Anadarko Common Shares by UPR pursuant to the Anadarko Stock Option Agreement. Copies of all such amendments to the Anadarko Rights Agreement have been previously provided to UPR.

                                  ARTICLE IV.

                      REPRESENTATIONS AND WARRANTIES OF UPR

                  In order to induce Subcorp and Anadarko to enter into this Agreement, UPR hereby represents and warrants to Anadarko and Subcorp that the statements contained in this Article IV are true, correct and complete, subject to, in each of the following representations to the specified section of the disclosure schedule delivered by UPR to Anadarko and dated the date hereof (the "UPR Disclosure Schedule") provided that items listed in any Section to the UPR Disclosure Schedule shall apply only to the corresponding section of this Agreement (except to the extent that there is a specific cross-reference to another section of the UPR Disclosure Schedule).

                  4.1 Organization and Standing. UPR is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of UPR and each subsidiary of UPR is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on UPR. UPR is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Articles of Incorporation (the "UPR Articles"), or its By-laws, as in effect on the date hereof (the "UPR Bylaws"). UPR has heretofore furnished to Anadarko a complete and correct copy of the UPR Articles and the UPR Bylaws.

                  4.2 Subsidiaries and Investments. UPR does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for its subsidiaries and other entities, in each case set forth in Section 4.2 to the UPR Disclosure Schedule. Section 4.2 of the UPR Disclosure Schedule specifically identifies each of UPR's "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X (the subsidiaries so identified the "Significant Subsidiaries"). UPR owns, directly or indirectly, each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of UPR's Significant Subsidiaries. Each of the outstanding shares of capital stock of each of UPR's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by UPR free and clear of all liens, pledges, security interests, claims or other encumbrances. With respect to UPR's subsidiaries other than the Significant Subsidiaries, to the extent the outstanding shares of capital stock of each of such Subsidiaries are not (i) duly authorized, validly issued, fully paid and nonassessable, or (ii) owned, directly or indirectly, by UPR free and clear of all liens, pledges, security interests, claims or other encumbrances, there is not, and there could not reasonably be expected to be, any material impact on the business and operations of UPR and its subsidiaries taken as a whole. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of UPR, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary of UPR, and neither UPR nor any subsidiary of UPR has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of any subsidiary of UPR or any predecessor thereof.

                  4.3 Corporate Power and Authority. UPR has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to authorization of the Merger and the transactions contemplated hereby by UPR Stockholders, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by UPR have been duly authorized by all necessary corporate action on the part of UPR, subject to authorization of the Merger and the transactions contemplated hereby by UPR Stockholders. This Agreement has been duly executed and delivered by UPR and constitutes the legal, valid and binding obligation of UPR enforceable against it in accordance with its terms.

                  4.4 Capitalization of UPR. As of March 31, 2000, UPR's authorized capital stock consisted solely of (a) 400,000,000 shares of common stock ("UPR Common Stock"), of which (i) 251,952,336 shares were issued and outstanding, (ii) 4,277,293 shares were issued and held by UPR (which does not include shares of UPR Common Stock reserved for issuance set forth in clause
(iii) below), (iii) 11,194,329 shares were reserved for issuance upon the exercise of outstanding UPR Options, and (iv) 50,138,515 shares of UPR Common Stock were reserved for future issuance under the Stock Option Agreement dated April 2, 2000 between Anadarko and UPR (the "UPR Stock Option Agreement"); and
(b) 100,000,000 shares of preferred stock, of which (i) none was issued and outstanding, and (ii) 3,000,000 shares have been designated as Series A Junior Participating Preferred Stock reserved for issuance pursuant to the rights issued under the UPR Rights Agreement (as defined in Section 4.22). Since March 31, 2000, UPR has not issued any additional shares of capital stock except for the issuance of UPR Common Stock in connection with the exercise of UPR Options and the issuance of UPR Common Stock in respect of awards outstanding on the date of this Agreement under the Executive Deferred Compensation Plan and the Deferred Compensation Plan for the Board of Directors. Each outstanding share of UPR capital stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Other than as set forth in the first sentence hereof or as contemplated by the UPR Stock Option Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer of any securities of UPR, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of UPR, and neither UPR nor any subsidiary of UPR has any obligation of any kind to issue any additional securities or to pay for or repurchase any securities of UPR or any predecessor. The issuance and sale of all of the shares of capital stock described in this Section 4.4 have been in compliance with federal and state securities laws and the UPR Common Stock is registered under the Exchange Act. UPR has previously provided Anadarko with a schedule setting forth the number of shares of each class (including the number of shares issuable upon exercise of UPR Options and the exercise price and the grant date with respect thereto) held by all holders of options to purchase UPR capital stock. Other than pursuant to the UPR Stock Option Agreement, UPR has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any person or entity; copies of all such agreements have previously been provided to Anadarko.

                  4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement or the UPR Stock Option Agreement by UPR, nor the consummation of the transactions contemplated hereby or thereby will:

                  (a) conflict with, or result in a breach of any provision of, the UPR Articles or the UPR Bylaws;

                  (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of UPR or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which UPR or any of its subsidiaries is a party;

                  (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to UPR or any of its subsidiaries or any of their respective properties or assets; or

                  (d) require any action or consent or approval of, or review by, or registration or filing by UPR or any of its affiliates with, any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by UPR Stockholders, (ii) actions required by the HSR Act, (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement and (iv) consents or approvals of any Governmental Authority;

except in the case of clauses (b), (c) and (d) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on UPR or a material adverse effect on the ability of the parties hereto to consummate the transaction contemplated hereby.

                  4.6 Brokerage and Finder's Fees. Except for UPR's obligations to Goldman, Sachs & Co. and Simmons & Company (the "UPR Financial Advisors") (copies of all agreements relating to such obligations having previously been provided to Anadarko), neither UPR nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of UPR, any financial advisory, brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

                  4.7 Reorganization. To the knowledge of UPR, neither UPR nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Anadarko or any of its affiliates) would prevent the Merger from constituting a "reorganization" qualifying under the provisions of Section 368(a) of the Code.

                  4.8 No Material Adverse Change. As disclosed in the UPR SEC Documents filed prior to the date of this Agreement, since January 1, 2000, there has been no material adverse change in the business, assets, liabilities, results of operations, financial condition or prospects of UPR and its subsidiaries taken as a whole, or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on UPR or a material adverse effect on the ability of UPR to consummate the transactions contemplated hereby.

                  4.9 UPR SEC Documents. UPR has timely filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "UPR SEC Documents"). The UPR SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any UPR SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of UPR included in the UPR SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any UPR SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of UPR and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. No subsidiary of UPR is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the Commission, the NYSE, any other stock exchange or any other comparable Governmental Authority.

                  4.10 Taxes.

                  (a) UPR and its subsidiaries have duly filed all material federal, state, local and foreign income, franchise, excise, real and personal property and other Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by UPR or its subsidiaries prior to the date hereof. All of the foregoing Tax Returns and reports are true and correct (except for such inaccuracies that are, individually or in the aggregate, immaterial), and UPR and its subsidiaries have within the time and manner prescribed by Applicable Law paid or, prior to the Effective Time, will pay all Taxes, interest and penalties required to be paid in respect of the periods covered by such returns or reports or otherwise due to any federal, state, foreign, local or other taxing authority. Neither UPR nor any of its subsidiaries have any material liability for any Taxes in excess of the amounts so paid or reserves so established and neither UPR nor any of its subsidiaries is delinquent in the payment of any material Tax. Neither UPR nor any of its subsidiaries has requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed. No deficiencies for any material Tax have been proposed in writing, asserted or assessed (tentatively or definitely), in each case, by any taxing authority, against UPR or any of its subsidiaries for which there are not adequate reserves. Neither UPR nor any of its subsidiaries is the subject of any currently ongoing Tax audit except for those that are, individually or in the aggregate, immaterial. There are no pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made or there are adequate reserves. Neither UPR nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to material Taxes upon any of the properties or assets, real or personal, tangible or intangible of UPR or any of its subsidiaries (other than liens for Taxes not yet due). To the knowledge of UPR, no claim has ever been made in writing by an authority in a jurisdiction where none of UPR and its subsidiaries files Tax Returns that UPR or any of its subsidiaries is or may be subject to taxation by that jurisdiction. Neither UPR nor any of its subsidiaries has filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

                  (b) Neither UPR nor any of its subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to material Taxes. Neither UPR nor any of its subsidiaries are now or have ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding UPR or any of its subsidiaries that (i) requires UPR or any of its subsidiaries to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of UPR or any of its subsidiaries, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to UPR or any of its subsidiaries, from any other person.

                  (c) UPR and its subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (d) Neither UPR nor any of its subsidiaries is responsible for any material Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, by contract, or otherwise.

                  (e) Neither UPR nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement (or will constitute such a corporation in the two years prior to the date of the Effective Time) or (ii) in a distribution which otherwise constitutes part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  4.11 Compliance with Law. UPR is in compliance, and at all times since January 1, 1997 has been in compliance, with all Applicable Laws relating to UPR or its business or properties, except where the failure to be in compliance with such Applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on UPR. To the knowledge of UPR, no investigation or review by any Governmental Authority with respect to UPR is pending or threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same, other than those the outcome of which would not reasonably be expected to have a Material Adverse Effect on UPR.

                  4.12 Registration Statement; Joint Proxy Statement. None of the information provided by UPR for inclusion in the Registration Statement at the time it becomes effective and, in the case of the Joint Proxy Statement, at the date of mailing and at the date of the UPR Stockholders Meeting or the Anadarko Stockholders Meeting, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Joint Proxy Statement, except for such portions thereof that relate only to Anadarko or its subsidiaries, will each comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                  4.13 Litigation. There is no Action pending or, to the knowledge of UPR, threatened against UPR or any executive officer or director of UPR that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on UPR or a material adverse effect on the ability of UPR to consummate the transactions contemplated hereby. UPR is not subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, insofar as can be reasonably foreseen, would have a Material Adverse Effect on UPR or a material adverse effect on the ability of UPR to consummate the transactions contemplated hereby.

                  4.14 UPR Employee Benefit Plans

                  (a) For purposes of this Agreement, the following terms have the definitions given below:

                  "UPR Controlled Group Liability" means any and all liabilities
         (i) under Title IV of ERISA, (ii) under section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the UPR Employee Benefit Plans listed in Section 4.14 of the UPR Disclosure Schedule.

                  "UPR Employee Benefit Plan" means any UPR Employee Benefit Plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of UPR or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by UPR or any of its subsidiaries or to which UPR or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement.

                  "UPR Employment Agreement" means a contract, offer letter or agreement of UPR or any subsidiary with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which UPR or any subsidiary has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

                  "UPR Material Employment Agreement" means an UPR Employment Agreement pursuant to which UPR or any subsidiary has or could have any obligation to provide compensation and/or benefits (including without limitation severance pay or benefits) in an amount or having a value in excess of $100,000 per year or $500,000 in the aggregate.

                  "UPR Plan" means any UPR Employee Benefit Plan other than a Multiemployer Plan.

                  (a) Section 4.14(a) to the UPR Disclosure Schedule includes a complete list of all material UPR Employee Benefit Plans and all UPR Material Employment Agreements.

                  (b) With respect to each UPR Plan, UPR has delivered or made available to Anadarko a true, correct and complete copy of: (i) each writing constituting a part of such UPR Plan, including without limitation all plan documents, employee communications, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description and any material modifications thereto, if any (in each case, whether or not required to be furnished under ERISA); (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service, if any. UPR has delivered or made available to Anadarko a true, complete and correct copy of each UPR Material Employment Agreement. Except as specifically provided in the foregoing documents delivered or made available to Anadarko, there are no amendments to any UPR Plan or UPR Material Employment Agreement that have been adopted or approved.

                  (c) Section 4.14(c) to the UPR Disclosure Schedule identifies each UPR Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("UPR Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each UPR Qualified Plan and the related trust that has not been revoked, or such a letter will be timely applied for, and, to the knowledge of UPR, there are no circumstances and no events have occurred that could adversely affect the qualified status of any UPR Qualified Plan or the related trust. Section 4.14(c) to the UPR Disclosure
Schedule identifies each UPR Plan which is intended to meet the requirements of Code Section 501(c)(9), and each such plan meets such requirements.

                  (d) All material contributions required to be made to any UPR Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any UPR Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, either (i) have been fully reflected on the financial statements included in the UPR SEC Documents, or (ii) items omitted from the UPR SEC Documents could not reasonably be expected to have a Material Adverse Effect on UPR. Each UPR Employee Benefit Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of Section 419 of the Code or (ii) unfunded.

                  (e) With respect to each UPR Employee Benefit Plan, UPR and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such UPR Employee Benefit Plans and each UPR Employee Benefit Plan has been administered in all material respects in accordance with its terms. There is not now, nor, to the knowledge of UPR, do any circumstances currently exist that could give rise to, any requirement for the posting of security with respect to a UPR Plan or the imposition of any lien on the assets of UPR or any of its subsidiaries under ERISA or the Code.

                  (f) With respect to each UPR Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event; (iii) all premiums to the PBGC have been timely paid in full; (iv) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by UPR or any of its subsidiaries; and (v) the PBGC has not instituted proceedings to terminate any such UPR Plan and, to UPR's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such UPR Plan.

                  (g)(i) No UPR Employee Benefit Plan is a Multiemployer Plan or a Multiple Employer Plan; (ii) none of UPR and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan; and (iii) none of UPR and its subsidiaries nor any of their respective ERISA Affiliates has incurred any material Withdrawal Liability that has not been satisfied in full. With respect to each UPR Plan that is a Multiemployer Plan: (i) if UPR or any of its subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no material Withdrawal Liability would be incurred; and (ii) none of UPR and its subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor does UPR have any knowledge that any such UPR Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

                  (h) There does not now exist, nor, to the knowledge of UPR, do any circumstances exist that could reasonably be expected to result in, any material UPR Controlled Group Liability that would be a liability of UPR or any of its subsidiaries following the Closing. Without limiting the generality of the foregoing, neither UPR nor, to the knowledge of UPR any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

                  (i) Section 4.14(i) to the UPR Disclosure Schedule sets forth a list of each UPR Employee Benefit Plan or UPR Employment Agreement under which the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer or director of UPR or any of its subsidiaries, or could limit the right of UPR or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any UPR Employee Benefit Plan or related trust or any UPR Material Employment Agreement or related trust.

                  (j) None of UPR and its subsidiaries nor, to the knowledge of UPR, any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the UPR Employee Benefit Plans or their related trusts, UPR, any of its subsidiaries or any person that UPR or any of its subsidiaries has an obligation to indemnify, to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

                  (k) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and to UPR's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the UPR Plans, any fiduciaries thereof with respect to their duties to the UPR Plans or the assets of any of the trusts under any of the UPR Plans which could reasonably be expected to result in any material liability of UPR or any of its subsidiaries to the PBGC, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any UPR Plan or any participant in a UPR Plan.

                  (l) UPR, its subsidiaries and each member of their respective business enterprises have, in all material respects, complied with the Worker Adjustment and Retraining Notification Act and, in all material respects, all similar state, local and foreign laws.

                  (m) All UPR Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved are funded and/or book-reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions.

                  (o) The UPR Employees Thrift Plan (the "ESOP") and the UPR TRASOP (the "TRASOP") are each "employee stock ownership plans" within the meaning of Section 4975(e)(7) of the Code. Each loan under which the ESOP is a borrower (each, a "Loan") meets the requirements of Section 4975(d)(3) of the Code. The Securities of UPR that were acquired with such Loans are in each case pledged as collateral for the Loan with which they were acquired, except to the extent they have been released from such pledge and allocated to the accounts of participants in the ESOP in accordance with the requirements of Treasury Regulations Sections 54.4975-7 and 54.4975-11. The TRASOP has no outstanding indebtedness.

                  4.15 Contracts. All written or oral contracts, agreements, guarantees, leases and executory commitments other than UPR Plans to which UPR or its subsidiaries is a party or by which its assets are bound which are material to UPR (each a "UPR Contract"), are valid and binding obligations of UPR and, to the knowledge of UPR, the valid and binding obligation of each other party thereto except such UPR Contracts that if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on UPR. Neither UPR nor, to the knowledge of UPR, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any such UPR Contract except such violations or defaults under or terminations that, individually or in the aggregate, would not have a Material Adverse Effect on UPR. Set forth in
Section 4.15 to the UPR Disclosure Schedule is the amount of the annual premium currently paid by UPR for its directors' and officers' liability insurance.

                  4.16 Labor Matters. UPR does not have any labor contracts or collective bargaining agreements with any persons employed by UPR or any persons otherwise performing services primarily for UPR. There is no labor strike, dispute or stoppage pending or, to the knowledge of UPR, threatened against UPR, and UPR has not experienced any labor strike, dispute or stoppage or other material labor difficulty involving its employees since January 1, 1998. To the knowledge of UPR, since January 1, 1998, no campaign or other attempt for recognition has been made by any labor organization or employees with respect to employees of UPR or any of its subsidiaries.

                  4.17 Undisclosed Liabilities. Except (i) as and to the extent disclosed or reserved against on the balance sheet of UPR as of December 31, 1999 included in the UPR SEC Documents, or (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement, UPR does not have any liabilities or obligations of any nature, whether, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on UPR.

                  4.18 Permits; Compliance. UPR is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "UPR Permits"), and there is no Action pending or, to the knowledge of UPR, threatened regarding any of the UPR Permits. UPR is not in conflict with, or in default or violation of any of the UPR Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on UPR.

                  4.19 Environmental Matters. Except as disclosed in the UPR SEC Documents, (i) the properties, operations and activities of UPR and its subsidiaries are in compliance with all applicable Environmental Laws and all past noncompliance of UPR or any UPR subsidiary with any Environmental Laws or Environmental Permits, has been resolved without any pending, ongoing or future obligation, cost or liability; (ii) UPR and its subsidiaries and the properties and operations of UPR and its subsidiaries are not subject to any existing, pending or, to the knowledge of UPR, threatened Action by or before any court or Governmental Authority under any Environmental Law; (iii) except as allowed by Environmental Permits or Environmental Laws, there has been no release of any hazardous substance, pollutant or contaminant into the environment by UPR or its subsidiaries or in connection with their properties or operations; and (iv) except as allowed by Environmental Permits or Environmental Laws, there has been no exposure of any person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of UPR and its subsidiaries, in each case, other than those matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on UPR.

                  4.20 Opinion of Financial Advisor. UPR has received the written opinion of Goldman, Sachs & Co., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the UPR Stockholders from a financial point of view. UPR has heretofore provided copies of such opinions to Anadarko and such opinions have not been withdrawn or revoked or modified.

                  4.21 Board Recommendation; Required Vote. The Board of Directors of UPR, at a meeting duly called and held, has by unanimous vote of those directors present (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the UPR Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the UPR Stockholders, and (ii) resolved to recommend that the holders of the shares of UPR Common Stock approve this Agreement and the transactions contemplated herein, including the Merger (the "UPR Board Recommendation"). The affirmative vote of holders of a majority of the outstanding shares of UPR Common Stock to approve the Merger is the only vote of the holders of any class or series of UPR Common Stock necessary to adopt the Agreement and approve the transactions contemplated hereby.

                  4.22 State Takeover Laws; Rights Agreement. Prior to the execution of this Agreement, the Board of Directors of UPR has taken all action necessary to exempt under or make not subject to any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (i) the execution of this Agreement, and the UPR Stock Option Agreement, (ii) the Merger and (iii) the transactions contemplated hereby and by the UPR Stock Option Agreement. The Amended and Restated Rights Agreement, dated as of December 1, 1998 (the "UPR Rights Agreement"), between UPR and Harris Trust and Savings Bank, as Rights Agent, has been amended so that Anadarko and Subcorp are each exempt from the definition of "Acquiring Person" contained in the UPR Rights Agreement, no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" (as such terms are defined in the UPR Rights Agreement) will occur as a result of the execution of this Agreement or the UPR Stock Option Agreement or the consummation of the Merger pursuant to this Agreement or the acquisition or transfer of shares of UPR Common Stock by Anadarko pursuant to the UPR Stock Option Agreement and the UPR Rights Agreement will expire immediately prior to the Effective Time, and the UPR Rights Agreement, as so amended, has not been further amended or modified. Copies of all such amendments to the UPR Rights Agreement have been previously provided to Anadarko.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES

                  The parties hereto agree that:

                  5.1 Mutual Covenants.

                  (a) HSR Act Filings; Reasonable Efforts; Notification.

               (i) Each of Anadarko and UPR shall (A) make or cause to be made the filings required of such party or any of its subsidiaries or affiliates under the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within fifteen business days after the date of this Agreement, (B) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by such party or any of its subsidiaries from the Federal Trade Commission or the Department of Justice or any other Governmental Authority in respect of such filings or such transactions, and (C) cooperate with the other party in connection with any such filing (including, with respect to the party making a filing, providing copies of all such documents to the non-filing party and its advisors prior to filing (other than documents containing confidential business information that shall be shared only with outside counsel to the non-filing party)). Each party shall use its reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any Applicable Law in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall promptly inform the other party of any substantive communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Authority regarding any such filings or any such transaction. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other Antitrust Laws.

               (ii) Each of Anadarko and UPR shall use its reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transaction contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of

         Anadarko and UPR shall cooperate and use its reasonable efforts vigorously to contest and resist any such action or proceeding, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.1(a) shall limit a party's right to terminate this Agreement pursuant to Article VII, so long as such party has up to then complied in all material respects with its obligations under this Section 5.1(a). Each of Anadarko and UPR shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

               (iii) Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including
         (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties related to or required in connection with the Merger that are necessary to consummate the Merger and the transactions contemplated by this Agreement or required to prevent a Material Adverse Effect on Anadarko or UPR from occurring prior to or after the Effective Time, (C) the preparation of the Joint Proxy Statement, the Prospectus and the Registration Statement, and (D) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by, and to fully carry out the purposes of, this Agreement.

               (iv) Notwithstanding anything to the contrary in this Agreement,
         (A) neither Anadarko nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Anadarko and its subsidiaries taken as a whole or a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of Anadarko combined with the Surviving Corporation after the Effective Time, (B) prior to the Effective Time, neither UPR nor its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on UPR and its subsidiaries taken as a whole, (C) neither Anadarko nor UPR nor their respective subsidiaries shall be required to take any action that could reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from consummation of the Merger and (D) neither Anadarko nor UPR shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

                  (b) Tax-Free Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a "reorganization" under
Section 368(a) of the Code and to cooperate with one another in obtaining an opinion to UPR from Morgan Lewis & Bockius LLP, counsel to UPR, as provided for in Section 6.1(g), including, but not limited to, making such filings and maintaining such records as are required by Treasury Regulation Section 1.368-3.

                  (c) Public Announcements. The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release. Unless otherwise required by Applicable Laws or requirements of the NYSE (and, in that event, only if time does not permit), at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to
Section 7.1, Anadarko and UPR shall consult with each other before issuing any press release with respect to the Merger and the transactions contemplated thereby and shall not issue any such press release prior to such consultation.

                  (d) Farmouts. Except as set forth below, neither Anadarko nor UPR shall enter into any farmouts except farmouts in accordance with the guidelines for farmouts or similar transactions jointly developed by their respective Chief Executive Officers. Prior to the time such guidelines are established, neither Anadarko nor UPR shall enter into any farmouts without first consulting with the other party.

                  5.2 Covenants of Anadarko.

                  (a) Anadarko Stockholders Meeting. Anadarko shall take all action in accordance with the federal securities laws, the Delaware General Corporation Law, the Anadarko Certificate and the Anadarko By-laws, necessary to duly call, give notice of, convene and hold a special meeting of Anadarko Stockholders (the "Anadarko Stockholders Meeting") to be held on the earliest practical date determined in consultation with UPR, and to obtain the consent and approval of Anadarko Stockholders with respect to the Share Issuance, the Anadarko Board Amendment and the transactions contemplated hereby. Anadarko shall take all lawful action to solicit the approval of the Share Issuance and the Anadarko Board Amendment by the Anadarko Stockholders and the Board of Directors of Anadarko shall recommend approval of the Share Issuance and the Anadarko Board Amendment by the Anadarko Stockholders (to the extent not previously withdrawn pursuant to Section 5.2(d)).

                  (b) Preparation of Registration Statement. Anadarko shall, as soon as is reasonably practicable, prepare the Joint Proxy Statement for filing with the Commission and shall file the Joint Proxy Statement. Consistent with the timing for the Anadarko Stockholders Meeting and the UPR Stockholders Meeting as determined by Anadarko after consultation with UPR, Anadarko shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Joint Proxy Statement by the Commission and shall use its reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. If, at any time prior to the Effective Time, Anadarko shall obtain knowledge of any information pertaining to Anadarko contained in or omitted from the Registration Statement that would require an amendment or supplement to the Registration Statement or the Joint Proxy Statement, Anadarko will so advise UPR in writing and will promptly take such action as shall be required to amend or supplement the Registration Statement and/or the Joint Proxy Statement. Anadarko shall promptly furnish to UPR all information concerning it as may be required for supplementing the Joint Proxy Statement. Anadarko shall cooperate with UPR in the preparation of the Joint Proxy Statement in a timely fashion and shall use its reasonable efforts to assist UPR in clearing the Joint Proxy Statement with the Staff of the Commission. Consistent with the timing of the Anadarko Stockholders Meeting and the UPR Stockholder Meeting, Anadarko shall use all reasonable efforts to mail at the earliest practicable date to Anadarko Stockholders the Joint Proxy Statement, which Joint Proxy Statement shall include all information required under Applicable Law to be furnished to Anadarko Stockholders in connection with the Share Issuance and shall include the Anadarko Board Recommendation to the extent not previously withdrawn in compliance with Section 5.2(d) and the written opinion of the Anadarko Financial Advisor described in Section 3.21. Anadarko shall also take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Anadarko Common Shares in the Merger. No filing of, or amendment or supplement to, the Registration Statement or to the Joint Proxy Statement will be made by Anadarko without providing UPR the opportunity to review and comment thereon. Anadarko will advise UPR, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Anadarko Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the Commission for amendment of the Joint Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the Commission for additional information.

                  (c) Conduct of Anadarko's Operations. Anadarko shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, joint venture partners, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, Anadarko shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.2(c) to the Anadarko Disclosure Schedule, without the prior consent of the Chief Executive Officer of UPR (which consent shall not be unreasonably withheld):

                  (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on Anadarko Common Shares of $0.05 per share with record and payment dates consistent with past practice) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Anadarko Options that are outstanding as of the date hereof), or (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

                  (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than: (A) dispositions of oil, gas and other minerals in the ordinary course of business, consistent with past practice, (B) pledges, mortgages or encumbrances in the ordinary course of business, consistent with past practice, or (C) sales, leases or dispositions with a total value not to exceed $50 million individually or in the aggregate, it being understood that sub-clauses (A), (B) and (C) do not apply to farmouts;

                  (iii) except to the extent contemplated by this Agreement, make or propose any changes in the Anadarko Certificate or the Anadarko By-laws;

                  (iv) merge or consolidate with any other person (other than mergers among wholly owned subsidiaries of Anadarko and mergers between Anadarko and its wholly owned subsidiaries);

                  (v) acquire a material amount of assets or capital stock of any other person (other than acquisition of assets in the ordinary course of business, consistent with past practice with a total value not to exceed $25 million individually, or in the aggregate);

                  (vi) amend or modify, or propose to amend or modify, the Anadarko Rights Agreement, as amended as of the date hereof;

                  (vii) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice, which in no event shall exceed $200 million in the aggregate;

                  (viii) except as may be required by Applicable Law or by the terms of Anadarko Plans or Anadarko Employment Agreements in effect as of the date hereof, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, or otherwise increase, fund or accelerate the funding of any compensation or benefits provided to any officer, director, consultant or employee, contribute any assets to any grantor trust, or grant, reprice, or accelerate the exercise or payment of any Anadarko Options or other equity-based awards other than any payment of bonuses or increases in salary that are both consistent with the past practice of Anadarko and not material;

                  (ix) enter into, adopt or amend any Anadarko Employee Benefit Plan or Anadarko Employment Agreement, except as may be required by Applicable Law, other than amendments in the ordinary course, consistent with past practice that do not increase, reduce or accelerate benefits, make payout options more favorable to participants, or otherwise result in any increased cost to Anadarko;

                  (x) take any action that could give rise to a right to severance benefits pursuant to any change in control agreement;

                  (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by United States generally accepted accounting principles as advised by Anadarko's regular independent accountants;

                  (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually an amount in excess of $1 million, or in the aggregate, an amount in excess of $20 million;

                  (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which Anadarko is a party;

                  (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.2(d));

                  (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $5 million except for depreciation and amortization and provisions (e.g., surrendered leases) in accordance with generally accepted accounting principles consistently applied or as otherwise required by generally accepted accounting principles;

                  (xvi) incur or commit to any capital expenditures not included in the dollar limits of the Anadarko Capital Budget as in effect on the date of this Agreement (a copy of which included in Section 5.2(c) to the Anadarko Disclosure Schedule);

                  (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies and renewals thereof at the same policy limits;

                  (xviii) take any action to exempt or make not subject to the provisions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than UPR or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

                  (xix) take any action that would likely result in the representations and warranties set forth in Article III becoming false or inaccurate in any material respect;

                  (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

                  (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

                  (xxii) except as otherwise required by law, make any material Tax election, settle or compromise any material Tax claim, file any Tax Return (other than in a manner consistent with past practice) or change any method of Tax accounting; or

                  (xxiii) agree in writing or otherwise to take any of the foregoing actions.


                  (d) No Solicitation. Anadarko agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving Anadarko, or any acquisition of 15% or more of the capital stock (other than upon exercise of Anadarko Options that are outstanding as of the date hereof) or 30% or more of the assets of Anadarko and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (an "Anadarko Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than UPR, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Anadarko Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Share Issuance by the Anadarko Stockholders, Anadarko may furnish information to, and engage in discussions with, any party who delivers a written proposal for an Anadarko Competing Transaction which was not solicited or encouraged after the date of this Agreement in violation of this Agreement if and so long as the Board of Directors of Anadarko determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with the Anadarko Financial Advisor, more favorable to Anadarko Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by UPR in response to such Anadarko Competing Transaction) (an "Anadarko Superior Proposal"); provided, further, that prior to furnishing information to, or engaging in discussions with, any party pursuant to the foregoing proviso, Anadarko shall have received an executed agreement from such party in the same form as the Confidentiality Agreement (other than Section 8 thereof which shall be waived for UPR under the Confidentiality Agreement upon the execution of such agreement). Anadarko will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for an Anadarko Competing Transaction and request the return of all confidential information regarding Anadarko provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Share Issuance by the Anadarko Stockholders, the Board of Directors of Anadarko receives an Anadarko Superior Proposal that was not solicited or encouraged after the date of this Agreement in violation of this Agreement, and the Board of Directors of Anadarko determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the Board of Directors of Anadarko may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to UPR, the Anadarko Board Recommendation and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to an Anadarko Competing Transaction, provided that it gives UPR three business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect UPR's right to terminate this Agreement pursuant to Section 7.4(b)). Any such withdrawal, modification or change of the Anadarko Board Recommendation shall not change the approval of the Board of Directors of Anadarko for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger or the Anadarko Stock Option Agreement or change the obligation of Anadarko to present the Share Issuance for approval at a duly called Anadarko Stockholders Meeting on the earliest practicable date determined in consultation with UPR. From and after the execution of this Agreement, Anadarko shall promptly (but in any event within one calendar day) advise UPR in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to an Anadarko Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to UPR a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, Anadarko shall promptly (but in any event within one calendar day) advise UPR, in writing, if the Board of Directors of Anadarko shall make any determination as to any Anadarko Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.2(d).

                  (e) Indemnification; Directors' and Officers' Insurance.

                  (i) From and after the Effective Time, Anadarko shall cause the Surviving Corporation to indemnify and hold harmless (including providing funding therefor) the present and former officers and directors of UPR in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the UPR Articles or the UPR Bylaws, and

                  (ii) Anadarko shall use all reasonable best efforts to cause the Surviving Corporation or Anadarko to obtain and maintain in effect for a period of six years after the Effective Time policies of directors' and officers' liability insurance at no cost to the beneficiaries thereof with respect to acts or omissions occurring prior to the Effective Time with substantially the same coverage and containing substantially similar terms and conditions as existing policies; provided, however, that neither the Surviving Corporation nor Anadarko shall be required to pay an aggregate premium for such insurance coverage in excess of 200% of the amount set forth in Section
         4.15 to the UPR Disclosure Schedule; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Anadarko shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Anadarko, for a cost not exceeding such amount.

                  (f) NYSE Listing. Anadarko shall use its reasonable efforts to cause the Anadarko Common Shares issuable pursuant to the Merger (including pursuant to Anadarko Exchange Options) to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

                  (g) Access. Anadarko shall permit representatives of UPR to have access at all reasonable times to Anadarko's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by UPR pursuant to this Section 5.2 shall be subject to the provisions of the confidentiality agreement between Anadarko and UPR dated February 22, 2000 (the "Confidentiality Agreement"), which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (h) Board of Directors of Anadarko. At the Anadarko Stockholders Meeting, Anadarko shall take all action necessary in accordance with Applicable Law, the Anadarko Certificate and the Anadarko By-Laws to have the Anadarko Stockholders consider and vote upon an amendment to the Anadarko Certificate to increase the size of the Board of Directors of Anadarko to at least 13 members (the "Anadarko Board Amendment"). In the event that the Anadarko Board Amendment is approved, then the Board of Directors of Anadarko shall take all action necessary immediately following the Effective Time to elect as directors of Anadarko Mr. CEO, and four other independent directors who are currently members of the Board of Directors of UPR as may be mutually agreed by the Chief Executive Officer of Anadarko and the Chief Executive Officer of UPR prior to the Effective Time. In the event that the Anadarko Stockholders do not approve the Anadarko Board Amendment, the Board of Directors of Anadarko shall take all action necessary immediately following the Effective Time to elect as directors of Anadarko Mr. George Lindahl III, and two other independent directors who are currently members of the Board of Directors of UPR as may be mutually agreed by the Chief Executive Officer of Anadarko and the Chief Executive Officer of UPR prior to the Effective Time. The former UPR directors elected as directors of Anadarko shall be appointed among Classes I, II and III with a minimum of one director per Class.

                  (i) Subsequent Financial Statements. Anadarko shall consult with UPR prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any Anadarko SEC Documents after the date of this Agreement.

                  (j) Employees and Employee Benefits.

(A) From and after the Effective Time, the Surviving Corporation shall assume and honor all UPR Plans and UPR Employment Agreements in accordance with their terms as in effect immediately before the Effective Time, subject to any amendment or termination thereof that may be permitted by such terms. Until at least the first anniversary of the Effective Time (the "Benefits Transition Period"), Anadarko shall provide, or shall cause to be provided, to individuals who are, immediately before the Effective Time, employees of UPR and its subsidiaries who are not subject to collective bargaining (the "UPR Employees"), employee benefits, other than equity-based benefits, that are, in the aggregate, comparable to the benefits, other than equity-based benefits, provided to UPR Employees under the UPR Plans immediately before the Effective Time (the "UPR

         Benefits"). Following the end of the Benefits Transition Period, or, at its discretion, prior to the end of the Benefits Transition Period, in lieu of the UPR Benefits, Anadarko shall provide, or cause to be provided, to UPR employees, employee benefits that are in the aggregate comparable to those provided, to similarly situated employees of Anadarko. The foregoing shall not be construed to prevent the termination of employment of any UPR Employee or the amendment or termination of any particular UPR Employee Benefit Plan to the extent permitted by its terms as in effect immediately before the Effective Time.

(B) For all purposes under the employee benefit plans of Anadarko and its affiliates (including the Surviving Corporation) providing benefits to any UPR Employees after the Effective Time (the "New Plans"), each UPR Employee shall be credited with his or her years of service with UPR and its subsidiaries before the Effective Time, to the same extent as such UPR Employee was entitled, before the Effective Time, to credit for such service under any similar UPR Employee Benefit Plans, except for purposes of benefit accrual under defined benefit pension plans and except as would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each UPR Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable UPR Employee Benefit Plan in which such UPR Employee participated immediately before the Effective Time (such plans, collectively, the "Old Plans"); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any UPR Employee, Anadarko shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Anadarko shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee's participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(C) Without limiting the generality of the foregoing, following the Effective Time, and until such time as Anadarko shall otherwise determine, the ESOP shall continue in effect holding the Anadarko Common Shares that it receives in the Merger, and the Loans shall continue to remain outstanding and be repaid in accordance with their terms.

                  5.3 Covenants of UPR.

                  (a) UPR Stockholders Meeting. UPR shall take all action in accordance with the federal securities laws, the UBCA and the UPR Articles and the UPR Bylaws necessary to duly call, give notice of, convene and hold a special meeting of UPR Stockholders (the "UPR Stockholders Meeting") to be held on the earliest practicable date determined in consultation with Anadarko to consider and vote upon approval of the Merger, this Agreement and the transactions contemplated hereby. UPR shall take all lawful actions to solicit the approval of the Merger, this Agreement and the transactions contemplated hereby, by the UPR Stockholders, and the Board of Directors of UPR shall recommend approval of the Merger, this Agreement and the transactions contemplated hereby by the UPR Stockholders (to the extent not previously withdrawn pursuant to Section 5.3(d)).

                  (b) Information for the Registration Statement and Preparation of Joint Proxy Statement. UPR shall promptly furnish Anadarko with all information concerning it as may be required for inclusion in the Joint Proxy Statement and the Registration Statement. UPR shall cooperate with Anadarko in the preparation of the Joint Proxy Statement and the Registration Statement in a timely fashion and shall use all reasonable efforts to assist Anadarko in having the Registration Statement declared effective by the Commission as promptly as practicable consistent with the timing for the Anadarko Stockholders Meeting and the UPR Stockholders Meeting as determined by Anadarko after consultation with UPR. If, at any time prior to the Effective Time, UPR obtains knowledge of any information pertaining to UPR that would require any amendment or supplement to the Registration Statement or the Joint Proxy Statement, UPR shall so advise Anadarko and shall promptly furnish Anadarko with all information as shall be required for such amendment or supplement and shall promptly amend or supplement the Registration Statement and/or Joint Proxy Statement. UPR shall use all reasonable efforts to cooperate with Anadarko in the preparation and filing of the Joint Proxy Statement with the Commission. Consistent with the timing for the Anadarko Stockholders Meeting and the UPR Stockholders Meeting as determined by Anadarko after consultation with UPR, UPR shall use all reasonable efforts to mail at the earliest practicable date to UPR Stockholders the Joint Proxy Statement, which shall include all information required under Applicable Law to be furnished to UPR Stockholders in connection with the Merger and the transactions contemplated thereby and shall include the UPR Board Recommendation to the extent not previously withdrawn in compliance with Section 5.3(d) and the written opinion of Goldman, Sachs & Co. described in Section 4.21.

                  (c) Conduct of UPR's Operations. UPR shall conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers, lessees, joint venture partners, licensees and other third parties, and to maintain all of its operating assets in their current condition (normal wear and tear excepted), to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, UPR shall not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby or as set forth in Section 5.3(c) to the UPR Disclosure Schedule, without the prior consent of the Chief Executive Officer of Anadarko (which consent shall not be unreasonably withheld):

                  (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend (other than regular quarterly dividends on UPR Common Stock of $0.05 per share with record and payment dates consistent with past practice) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock,
         (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of UPR Options that are outstanding as of the date hereof), or
         (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock;

                  (ii) directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets other than: (A) dispositions of oil, gas and other minerals in the ordinary course of business, consistent with past practice, (B) pledges, mortgages, encumbrances in the ordinary course of business consistent with past practice, or (c) sales, leases or dispositions with a total value not to exceed $50 million individually or in the aggregate, it being understood that sub-clauses (A), (B) and (C) do not apply to farmouts;

                  (iii) make or propose any changes in the UPR Articles or the UPR Bylaws;

                  (iv) merge or consolidate with any other person (other than mergers among wholly owned subsidiaries of UPR and mergers between UPR and its wholly owned subsidiaries);

                  (v) acquire a material amount of assets or capital stock of any other person; (other than acquisitions of assets in the ordinary course of business, consistent with past practice with a total value not to exceed $25 million individually or in the aggregate);

                  (vi) amend or modify, or propose to amend or modify, the UPR Rights Agreement, as amended as of the date hereof;

                  (vii) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice, which in no event shall exceed $200 million in the aggregate;

                  (viii) except as may be required by Applicable Law or by the terms of UPR Plans or UPR Employment Agreements that are in effect as of the date hereof, enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee, or otherwise increase, fund or accelerate the funding of any compensation or benefits provided to any officer, director, consultant or employee, contribute any assets to any grantor trust, or grant, reprice, or accelerate the exercise or payment of any UPR Options or other equity-based awards, other than any payment of bonuses or increases in salary that are both consistent with the past practice of UPR and are not material;

                  (ix) enter into, adopt or amend any UPR Employee Benefit Plan or UPR Employment Agreement, except as may be required by Applicable Law, other than amendments in the ordinary course consistent with past practice that do not increase, reduce or accelerate benefits, make payout options more favorable to participants, or otherwise result in any increased cost to UPR; provided, however, that UPR may amend its Supplemental Pension Plan for Exempt Salaried Employees to add a lump sum distribution option if the cost of such distribution option is determined in a manner consistent with the actuarial assumptions set forth in Section 5.3(c)(ix) of the UPR Disclosure Schedule;

                  (x) take any action that could give rise to a right to severance benefits pursuant to any Change in Control Agreement;

                  (xi) change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by United States generally accepted accounting principles as advised by UPR's regular independent accountants;

                  (xii) settle any Actions, whether now pending or hereafter made or brought involving, individually an amount in excess of $1 million or in the aggregate, an amount in excess of $20 million;

                  (xiii) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to any confidentiality agreement to which UPR is a party;

                  (xiv) enter into any confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(d));

                  (xv) write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $5 million except for depreciation and amortization and provision (e.g., surrendered leases) in accordance with generally accepted accounting principles consistently applied utilizing successful efforts accounting or as otherwise required by generally accepted accounting principles;

                  (xvi) incur or commit to any capital expenditures not included within the dollar limits of the UPR Capital Budget as in effect on the date of this Agreement (a copy of which included in Section 5.3(c) to the UPR Disclosure Schedule);

                  (xvii) make any payments in respect of policies of directors' and officers' liability insurance (premiums or otherwise) other than premiums paid in respect of its current policies and renewals thereof at the same policy limits;

                  (xviii) take any action to exempt or make not subject to the provisions of any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Anadarko or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

                  (xix) take any action that would likely result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

                  (xx) enter into or carry out any other transaction other than in the ordinary and usual course of business;

                  (xxi) permit or cause any subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

                  (xxii) except as otherwise required by law, make any material Tax election, settle or compromise any material Tax claim, file any Tax Return (other than in a manner consistent with past practice) or change any method of Tax accounting; or

                  (xxiii) agree in writing or otherwise to take any of the foregoing actions.

                  (d) No Solicitation. UPR agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving UPR, or any acquisition of 15% or more of the capital stock (other than upon exercise of UPR Options that are outstanding as of the date hereof) or 30% or more of the assets of UPR and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or any combination of the foregoing (a "UPR Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Anadarko, Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any UPR Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of the Merger by the UPR Stockholders, UPR may furnish information to, and engage in discussions with, any party who delivers a written proposal for a UPR Competing Transaction which was not solicited or encouraged after the date of this Agreement in violation of this Agreement if and so long as the Board of Directors of UPR determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law and determines that such a proposal is, after consulting with the UPR Financial Advisors, more favorable to UPR Stockholders from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Anadarko in response to such UPR Competing Transaction) (a "UPR Superior Proposal"); provided, further, that prior to furnishing information to, or engaging in discussions with, any party pursuant to the foregoing proviso, UPR shall have received an executed agreement from such party in the same form as the Confidentiality Agreement (other than Section 8 thereof which shall be waived for Anadarko under the Confidentiality Agreement upon the execution of such agreement). UPR will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any proposal for a UPR Competing Transaction and request the return of all confidential information regarding UPR provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. In the event that prior to the approval of the Merger by the UPR Stockholders the Board of Directors of UPR receives a UPR Superior Proposal that was not solicited or encouraged after the date of this Agreement in violation of this Agreement, and the Board of Directors of UPR determines in good faith by resolution duly adopted after consultation with its outside counsel (who may be its regularly engaged outside counsel) that the failure to take such action would reasonably be expected to constitute a breach of its fiduciary duties under Applicable Law, the Board of Directors of UPR may (subject to this and the following sentences) withdraw, modify or change, in a manner adverse to Anadarko, the UPR Board Recommendation and/or comply with Rule 14e-2 promulgated under the Exchange Act with respect to a UPR Competing Transaction, provided that it gives Anadarko three business days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect Anadarko's right to terminate this Agreement pursuant to Section 7.3(b)). Any such withdrawal, modification or change of the UPR Board Recommendation shall not change the approval of the Board of Directors of UPR for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, including the Merger or the UPR Stock Option Agreement or change the obligation of UPR to present the Merger for approval at a duly called UPR Stockholders Meeting on the earliest practicable date determined in consultation with Anadarko. From and after the execution of this Agreement, UPR shall promptly (but in any event within one calendar day) advise Anadarko in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a UPR Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Anadarko a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. In addition, UPR shall promptly (but in any event within one calendar day) advise Anadarko, in writing, if the Board of Directors of UPR shall make any determination as to any UPR Competing Transaction as contemplated by the proviso to the first sentence of this Section 5.3(d).

                  (e) Affiliates of UPR. UPR shall cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of UPR for purposes of Rule 145 under the Securities Act, to execute and deliver to Anadarko no less than 30 days prior to the date of the UPR Stockholders Meeting, the written undertakings in the form attached hereto as Exhibit A (the "UPR Affiliate Letter"). No later than 45 days prior to such date, UPR, after consultation with its outside counsel, shall provide Anadarko with a letter (reasonably satisfactory to outside counsel to Anadarko) specifying all of the persons or entities who, in UPR's opinion, may be deemed to be "affiliates" of UPR under the preceding sentence. The foregoing notwithstanding, Anadarko shall be entitled to place legends as specified in the UPR Affiliate Letter on the certificates evidencing any of the Anadarko Common Shares to be received by (i) any such "affiliate" of UPR specified in such letter or (ii) any person Anadarko reasonably identifies (by written notice to UPR) as being a person who may be deemed an "affiliate" for purposes of Rule 145 under the Securities Act, pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Anadarko Common Shares, consistent with the terms of the UPR Affiliate Letter, regardless of whether such person has executed the UPR Affiliate Letter and regardless of whether such person's name appears on the letter to be delivered pursuant to the preceding sentence.

                  (f) Access. UPR shall permit representatives of Anadarko to have access at all reasonable times to UPR's premises, properties, books, records, contracts, documents, customers and suppliers. Information obtained by Anadarko pursuant to this Section 5.3(f) shall be subject to the provisions of the Confidentiality Agreement, which agreement remains in full force and effect. No investigation conducted pursuant to this Section 5.3(f) shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (g) Subsequent Financial Statements. UPR shall consult with Anadarko prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any UPR SEC Documents after the date of this Agreement.

                                   ARTICLE VI.

                                   CONDITIONS

                  6.1 Conditions to the Obligations of Each Party. The obligations of UPR, Anadarko and Subcorp to consummate the Merger shall be subject to the satisfaction of the following conditions:

                  (a) (i) This Agreement, the Merger and the transactions contemplated hereby shall have been approved and adopted by the UPR Stockholders in the manner required by any Applicable Law, and (ii) the Share Issuance shall have been approved by the Anadarko Stockholders in the manner required by any Applicable Law and the applicable rules of the NYSE.

                  (b) Any applicable waiting periods under the HSR Act relating to the Merger and the transactions contemplated by this Agreement shall have expired or been terminated and any other approvals of any Governmental Authority shall have been obtained.

                  (c) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limiting the ownership or operation by Anadarko, UPR or any of their respective subsidiaries of any material portion of the business or assets of Anadarko or UPR.

                  (d) There shall not be pending any Action instituted by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

                  (e) The Commission shall have declared the Registration Statement effective under the Securities Act, and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission or any state securities administrator.

                  (f) The Anadarko Common Shares to be issued in the Merger (including pursuant to Anadarko Exchange Options) shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (g) UPR shall have received the opinion of Morgan Lewis & Bockius LLP, dated on or prior to the effective date of the Registration Statement, to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, and (ii) UPR, Anadarko and Subcorp will each be a party to that reorganization. In rendering such opinion, counsel shall be entitled to rely on customary representation letters of UPR, Anadarko, Subcorp and others, in form and substance reasonably satisfactory to such counsel.

                  6.2 Conditions to Obligations of UPR. The obligations of UPR to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by UPR:

                  (a) Each of the representations and warranties of each of Anadarko and Subcorp set forth in Article III (other than the representations and warranties of Anadarko set forth in Section 3.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless the failure or failures of representations and warranties to be true and correct in all respects, individually and taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Anadarko. The representations and warranties of Anadarko set forth in Section 3.4 of this Agreement shall be true and correct in all respects (other than de minimis variations) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

                  (b) Each of Anadarko and Subcorp shall have performed in all material respects all obligations and agreements and shall have complied in all material respects with all covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

                  (c) Each of Anadarko and Subcorp shall have furnished UPR with a certificate dated the Closing Date signed on behalf of it by the Chairman or President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

                  (d) At any time after the date of this Agreement, there shall not have been any one or more events or occurrences that individually or in the aggregate has had or is likely to have a Material Adverse Effect on Anadarko.

                  6.3 Conditions to Obligations of Anadarko and Subcorp. The obligations of Anadarko and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Anadarko:

                  (a) Each of the representations and warranties of UPR set forth in Article IV (other than the representations and warranties of UPR set forth in Section 4.4) shall be true and correct in all respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date), unless the failure or failures of representations and warranties to be true and correct in all respects, individually and taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on UPR. The representations and warranties of UPR set forth in Section 4.4 of this Agreement shall be true and correct in all respects (other than de minimis variations) on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date).

                  (b) UPR shall have performed in all material respects all obligations and agreements and shall have complied in all material respects with all covenants to be performed and complied with by it hereunder at or prior to the Effective Time.

                  (c) UPR shall have furnished Anadarko with a certificate dated the Closing Date signed on its behalf by its Chairman or President to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

                  (d) The agreement referred to in Section 6.3 to the Anadarko Disclosure Schedule shall be in full force and effect and shall not have been terminated.

                  (e) At any time after the date of this Agreement, there shall not have been any one or more events or occurrences that individually or in the aggregate has had or is likely to have a Material Adverse Effect on UPR.


                                  ARTICLE VII.

                            TERMINATION AND AMENDMENT

                  7.1 Termination by Mutual Consent. This Agreement maybe terminated at any time prior to the Effective Time by the mutual written consent of Anadarko and UPR.

                  7.2 Termination by UPR or Anadarko. This Agreement may be terminated by action of the Board of Directors of UPR or of Anadarko if:

                  (a) the Merger shall not have been consummated by December 31, 2000; provided, however, that in the event that Section 6.1(b), Section 6.1(c) or Section 6.1(d), or any combination thereof, are the only conditions that are not satisfied or capable of being immediately satisfied as a result of any action by any Governmental Authority pursuant to any Antitrust Laws, such December 31, 2000 date shall be extended for a period not to exceed the lesser of 90 days or the fifth business day after the entrance by the court in which such litigation is pending of its decision (whether or not subject to appeal or rehearing) in such litigation; and provided, further, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure or whose affiliate's failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date; or

                  (b) the Anadarko Stockholders Meeting (including adjournments and postponements) for the purpose of approving the Share Issuance shall have been held and such stockholder approval shall not have been obtained; or

                  (c) the UPR Stockholders Meeting (including adjournments and postponements) for the purpose of approving this Agreement and the Merger shall have been held and such stockholder approval shall not have been obtained; or

                  (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with
Section 5.1(a) and with respect to other matters not covered by Section 5.1(a) shall have used its commercially reasonable best efforts to remove such injunction, order or decree.

                  7.3 Termination by Anadarko. This Agreement may be terminated prior to the Effective Time, by action of the Board of Directors of Anadarko after consultation with its legal advisors, if

                  (a) (i) there has been a breach by UPR of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of UPR shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 45 days after written notice of such breach is given to UPR by Anadarko; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to Anadarko if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 6.2(a) shall not be satisfied; or

                  (b) the Board of Directors of UPR shall have withdrawn or modified, in a manner adverse to Anadarko, its approval or recommendation of this Agreement or the Merger or recommended a UPR Competing Transaction, or resolved to do so.

                  7.4 Termination by UPR. This Agreement may be terminated at any time prior to the Effective Time, by action of the Board of Directors of UPR after consultation with its legal advisors, if:

                  (a) (i) there has been a breach by Anadarko or Subcorp of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Anadarko or Subcorp shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 45 days after written notice of such breach is given by UPR to Anadarko; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to UPR if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.3(a) shall not be satisfied; or

                  (b) the Board of Directors of Anadarko shall have withdrawn or modified, in a manner adverse to UPR, its approval or recommendation of Share Issuance or recommended a proposal relating to an Anadarko Competing Transaction, or resolved to do so.

                  7.5 Effect of Termination.

                  (a) If this Agreement is terminated

               (i) after the public announcement of a proposal relating to a UPR Competing Transaction, by Anadarko or UPR pursuant to Section 7.2(c); or

               (ii) after the public announcement or receipt by UPR's Board of Directors of a proposal relating to a UPR Competing Transaction, by Anadarko pursuant to Section 7.3(b);

then UPR shall pay Anadarko a fee of $25 million (subject to reduction pursuant to Section 9 of the UPR Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by Anadarko. In addition, if within one year after such termination, UPR enters into a definitive agreement with respect to a UPR Acquisition (as hereinafter defined) or a UPR Acquisition is consummated, then upon the consummation of such UPR Acquisition, UPR shall pay Anadarko an additional fee of $100 million (subject to reduction pursuant to Section 9 of the UPR Stock Option Agreement) at the time of such consummation in cash by wire transfer to an account designated by Anadarko. For purposes of this Agreement, "UPR Acquisition" means (i) consummation of the UPR Competing Transaction giving rise to the termination described in Section 7.5(a)(i) or 7.5(a)(ii), (ii) a consolidation, exchange of shares or merger of UPR with any person, other than Anadarko or one of its subsidiaries, and, in the case of a merger, in which UPR shall not be the continuing or surviving corporation, (iii) a merger of UPR with a person, other than Anadarko or one of its subsidiaries, in which UPR shall be the continuing or surviving corporation but the then outstanding shares of UPR Common Stock shall be changed into or exchanged for stock or other securities of UPR or any other person or cash or any other property or the shares of UPR Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of UPR outstanding immediately after the merger, (iv) the acquisition of beneficial ownership of 50% or more of the voting stock of UPR by any person (as such term is used under Section 13(d) of the Exchange Act), or (v) a sale, lease or other transfer of 50% or more of the assets of UPR to any person, other than Anadarko or one of its subsidiaries.

                  (b) If this Agreement is terminated

               (i) after the public announcement of a proposal relating to an Anadarko Competing Transaction, by Anadarko or UPR pursuant to Section 7.2(b); or

               (ii) after the public announcement or receipt by Anadarko's Board of Directors of a proposal relating to an Anadarko Competing Transaction, by UPR pursuant to Section 7.4(b);

then Anadarko shall pay UPR a fee of $25 million (subject to reduction pursuant to Section 9 of the Anadarko Stock Option Agreement) at the time of such termination in cash by wire transfer to an account designated by UPR. In addition, if within one year after such termination, Anadarko enters into a definitive agreement with respect to an Anadarko Acquisition or an Anadarko Acquisition is consummated, then upon the consummation of such Anadarko Acquisition, Anadarko shall pay UPR an additional fee of $100 million (subject to reduction pursuant to Section 9 of the Anadarko Stock Option Agreement) at the time of such consummation in cash by wire transfer to an account designated by UPR. For purposes of this Agreement, "Anadarko Acquisition" means (i) consummation of the Anadarko Competing Transaction giving rise to the termination described in
Section 7.5(b)(i) or 7.5(b)(ii), (ii) a consolidation, exchange of shares or merger of Anadarko with any person, other than UPR or one of its subsidiaries, and, in the case of a merger, in which Anadarko shall not be the continuing or surviving corporation, (iii) a merger of Anadarko with a person, other than UPR or one of its Subsidiaries, in which Anadarko shall be the continuing or surviving corporation but the then outstanding Anadarko Common Shares shall be changed into or exchanged for stock or other securities of Anadarko or any other person or cash or any other property or the Anadarko Common Shares outstanding immediately before such merger shall after such merger represent less than 50% of the voting stock of Anadarko outstanding immediately after the merger, (iv) the acquisition of beneficial ownership of 50% or more of the voting stock of Anadarko by any person (as such term is used under Section 13(d) of the Exchange
Act), or (v) a sale, lease or other transfer of 50% or more of the assets of Anadarko to any person, other than UPR or one of its subsidiaries.

                  (c) In the event of the termination of this Agreement pursuant to Section 7.1, Section 7.2, Section 7.3 or Section 7.4, this Agreement, except for the provisions of the second sentence of each of Section 5.2(g) and Section 5.3(f) and the provisions of Sections 7.5 and 8.11, shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section
7.5 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement and provided, further, however, that if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other parties for their respective out-of-pocket costs, fees and expenses of their counsel, accountants, financial advisors and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Agreement and related documentation and shareholders' meetings and consents.

                  7.6 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by UPR Stockholders, but after any such approval, no amendment shall be made which by law requires further approval or authorization by the UPR Stockholders without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.7 Extension; Waiver. At any time prior to the Effective Time, Anadarko (with respect to UPR) and UPR (with respect to Anadarko and Subcorp) by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

                  8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

                  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Anadarko or Subcorp:

                             Anadarko Petroleum Corporation
                             17001 Northchase Drive
                             Houston, Texas  77060
                             Attention:  J. Stephen Martin
                             Telecopy  No.:  (281) 874-3296

                             with a copy to

                             Daniel A. Neff, Esq.
                             David A. Katz, Esq.
                             Wachtell, Lipton, Rosen & Katz
                             51 West 52nd Street
                             New York, New York  10019
                             Telecopy No.:  (212) 403-2000

                  (b) if to UPR:

                             UPR
                             UPR Plaza, 777 Main Street
                             Fort Worth, Texas  76102
                             Attention: Kerry R. Brittain
                             Telecopy No.:  (817) 321-7026
                             with a copy to

                             Howard L. Shecter, Esq.
                             Morgan Lewis & Bockius LLP
                             101 Park Avenue
                             New York, New York 10178
                             Telecopy No:  (212) 309-6273

                  8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to UPR, such reference shall be deemed to include any and all subsidiaries of UPR, individually and in the aggregate, except for Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.8, 4.10, 4.19, 4.20, 4.21 and
4.22. When a reference is made in this Agreement to Anadarko, such reference shall be deemed to include any and all subsidiaries of Anadarko, individually and in the aggregate, except for Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8, 3.10, 3.19, 3.20, 3.21 and 3.22. For purposes of any provision of this Agreement, references to "knowledge" with respect to Anadarko shall be deemed to be to the actual knowledge of persons listed in Section 8.3 to the Anadarko Disclosure Schedule, and references to "knowledge" with respect to UPR shall be deemed to be to the actual knowledge of persons listed in Section 8.3 to the UPR Disclosure Schedule. For the purposes of any provision of this Agreement, a "Material Adverse Effect" with respect to any party shall be deemed to occur if the aggregate consequences of all breaches and inaccuracies of covenants and representations of such party under this Agreement, when read without any exception or qualification for a material adverse effect, are reasonably likely to have a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects of such party and its subsidiaries taken as a whole, other than any change, circumstance or effect relating to (x) the economy or financial markets in general, or (y) the price of oil or gas. For purposes of this Agreement, a "subsidiary" when used with respect to any party means any corporation or other organization, incorporated or unincorporated, (i) of which such party or another subsidiary of such party is a general partner or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries).

                  8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

                  8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Anadarko Stock Option Agreement, the UPR Stock Option Agreement and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

                  8.6 Third-Party Beneficiaries. Except for the agreement set forth in Section 5.2(e), nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

                  8.7 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Wilmington, Delaware.

                  8.8 Consent to Jurisdiction; Venue.

                  (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court sitting in the City of Wilmington, Delaware. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 8.8 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

                  8.9 Specific Performance. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

                  8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  8.11 Expenses. Subject to the provisions of Section 7.5, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with filing, printing and mailing the Registration Statement and the Joint Proxy Statement (including filing fees related thereto) will be shared equally by Anadarko and UPR.

                  IN WITNESS WHEREOF, Anadarko, Subcorp and UPR have signed this Agreement as of the date first written above.


                              ANADARKO PETROLEUM CORPORATION


                              By: /s/ Robert J. Allison
                                 -----------------------------------------------
                                 Name:  Robert J. Allison
                                 Title: Chairman and Chief Executive Officer



                              DAKOTA MERGER CORP.


                              By: /s/ Robert J. Allison
                                 -----------------------------------------------
                                 Name:  Robert J. Allison
                                 Title: Chairman




                              UNION PACIFIC RESOURCES GROUP INC.


                              By: /s/ George Lindahl, III
                                 -----------------------------------------------
                                 Name:  George Lindahl, III
                                 Title: Chairman, President and Chief Executive
                                        Officer

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

                                                            _____________, 2000

Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas  77060


Ladies and Gentlemen:

         The undersigned, a holder of shares of common stock, no par value (together with each associated purchase right, the "UPR Common Stock"), of UPR Inc., a Utah corporation ("UPR"), has been advised that as of the date hereof, the undersigned may be deemed to be an "affiliate" of UPR, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission.

         The undersigned has been further advised that, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 2, 2000, as amended (the "Merger Agreement"), by and between Anadarko Petroleum Corporation, a Delaware corporation ("Anadarko"), Dakota Merger Corp., a Utah corporation and a wholly owned subsidiary of Anadarko ("Subcorp"), and UPR, Subcorp may be merged with and into UPR, and as a result of such merger (the "Merger"), the undersigned will receive Anadarko Common Shares (as defined in the Merger Agreement) in exchange for shares of UPR Common Stock owned by the undersigned.

         1. The undersigned represents, warrants and covenants that the undersigned:

                  A. Has read carefully this letter and discussed applicable limitations upon the ability of the undersigned to sell, transfer or otherwise dispose of Anadarko Common Shares to the extent the undersigned believes necessary with counsel of the undersigned or counsel for UPR.

                  B. Has been advised that the issuance of Anadarko Common Shares to the undersigned pursuant to the Merger will be registered with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because the undersigned may be deemed to have been an affiliate of UPR at the time the Merger Agreement and Merger were submitted for a vote of the stockholders of UPR and because the distribution by the undersigned of Anadarko Common Shares has not been registered under the Securities Act, the undersigned may not sell, transfer or otherwise dispose of Anadarko Common Shares issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) the undersigned delivers an opinion of counsel reasonably acceptable to Anadarko, or a "no-action" or interpretive letter of the Commission is furnished to Anadarko, stating that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

                  C. Understands that Anadarko is under no obligation to register the sale, transfer or other disposition of Anadarko Common Shares by the undersigned or on behalf of the undersigned under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  D. Also understands that Anadarko may give stop-transfer instructions to its transfer agent with respect to Anadarko Common Shares to enforce the restrictions on the undersigned set forth herein and that it reserves the right to place on the certificates for Anadarko Common Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                           The securities represented by this certificate have
                  been issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies and may be sold or otherwise transferred only in compliance with the requirements of Rule 145 or pursuant to a registration statement under said Act or an exemption from such registration.

                  E. Also understands that unless the transfer by the undersigned of Anadarko Common Shares of the undersigned has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Anadarko reserves the right to put the following legend on the certificates issued to transferees of the undersigned:

                           The securities represented by this certificate have
                  not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The securities have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.

                  F. Neither the execution of this letter nor any provisions set forth herein shall be construed as an admission on the part of the undersigned that the undersigned is an affiliate of UPR as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

         2. By Anadarko's acceptance of this letter, Anadarko hereby agrees with the undersigned to the extent applicable as follows:

                  A. For so long as and to the extent necessary to permit the undersigned to sell Anadarko Common Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Anadarko shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) furnish to the undersigned upon request a written statement as to whether Anadarko has complied with such reporting requirements during the 12 months preceding any proposed sale of Anadarko Common Shares by the undersigned under Rule 145, and
         (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Anadarko and UPR have filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

                  B. It is understood and agreed that certificates with the legend set forth in paragraphs 1.D and 1.E above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned received Anadarko Common Shares in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned received Anadarko Common Shares in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
         (iii) Anadarko has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to it, or a "no-action" or interpretive letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 144 and Rule 145 under the Securities Act no longer apply to the undersigned.

                                          Very truly yours,

                                          --------------------------------------
                                          Signature


                                          --------------------------------------
                                          Print Name

ACCEPTED:

Dated:

ANADARKO PETROLEUM CORPORATION

By:
   ------------------------------
     Name:
     Title:

Dated: